UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2010
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 17, 2010, Cadence Design Systems, Inc. (“Cadence”) completed its previously announced acquisition of Denali Software, Inc. (“Denali”) pursuant to the Agreement and Plan of Merger, dated May 12, 2010, by and among Cadence, Eagle Subsidiary Corporation, a wholly-owned subsidiary of Cadence (“Acquisition Sub”), Denali and Mark Gogolewski (solely in his capacity as shareholder agent) (as amended, the “Merger Agreement”).
Under the terms of the Merger Agreement, Acquisition Sub merged with and into Denali (the “Merger”), with Denali continuing as the surviving entity and becoming a wholly-owned subsidiary of Cadence. The aggregate merger consideration pursuant to the Merger Agreement, after taking into account the adjustments for certain expenses contemplated by the Merger Agreement, is equal to approximately $313.5 million. Denali has approximately $47.5 million in cash and cash equivalents as of June 17, 2010.
A copy of the press release announcing the closing of the Merger is attached as Exhibit 99.01 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K by September 2, 2010.
(b) Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K by September 2, 2010.
(d) Exhibits.

Exhibit No.	Description
99.01	Press Release issued by Cadence Design Systems, Inc. on June 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 17, 2010

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press Release issued by Cadence Design Systems, Inc. on June 17, 2010.